Exhibit 99.1

For more information contact
Media:
Alicia Dixon
Phone	713.825.9107
Investors:
David Mordy
Phone	713.207.6500

For Immediate Release
CenterPoint Energy reports Q2 2020 earnings of $0.11 per diluted share; $0.21 diluted EPS on a guidance basis, with $0.18 diluted EPS from utility operations, inclusive of $0.06 COVID-19 impact, and $0.03 diluted EPS from midstream investments

• Utilities led company with strong second quarter results in spite of $0.06 COVID-19 impact
• Reiterate 2020 Utility EPS guidance range of $1.10 - $1.20 and 5 - 7% Utility EPS CAGR, inclusive of anticipated COVID-19 impacts

Houston - Aug. 6, 2020 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $59 million, or $0.11 per diluted share, for the second quarter of 2020, compared to income available to common shareholders of $165 million, or $0.33 per diluted share, for the second quarter of 2019.

On a guidance basis, second quarter 2020 earnings were $0.21 per diluted share, with $0.18 per diluted share from utility operations, inclusive of $0.06 unfavorable COVID-19 impact, and $0.03 per diluted share from midstream investments. Second quarter 2019 earnings, on a guidance basis, were $0.23 per diluted share from utility operations and $0.09 per diluted share from midstream investments. See “Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to adjusted income and adjusted diluted earnings per share (Non-GAAP)” below.

“Our second quarter results demonstrate our employees’ resilience and dedication to safely serving our customers during these unique and challenging times,” said Dave Lesar, President and Chief Executive Officer of CenterPoint Energy. “I would especially like to thank our operations personnel for their unwavering commitment and tireless efforts to deliver on CenterPoint Energy’s brand promise of being ‘Always There’ for our customers.

"Despite the challenges brought on by COVID-19, our utilities delivered strong second quarter results driven by customer growth, rate relief and disciplined O&M management," said Lesar. "We are reiterating CenterPoint Energy's 2020 Utility EPS guidance range of $1.10 - $1.20 and expected 5 - 7% 5-year guidance basis Utility EPS CAGR, including the anticipated full year impacts of $0.10 - $0.15 related to COVID-19."

Lesar added, "As CEO and also Chairman of the Business Review and Evaluation Committee of the Board (the "Committee"), I am driving a process dedicated to thoroughly assessing opportunities to accomplish the objective of creating sustainable value for our stakeholders. The comprehensive review by the Committee is an on-going and robust process to unlock the potential of our Company, business and investments. Formal recommendations to the Board are expected in October 2020.

"I believe that CenterPoint Energy is a strong company with great regulated assets and attractive opportunities to invest incremental capital across premier organic growth jurisdictions," said Lesar. "I am greatly energized about the future of this company and will work tirelessly to drive maximum value for all of our stakeholders."

Business Segments

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Houston Electric - Transmission & Distribution

The Houston electric - transmission & distribution segment reported net income of $87 million for the second quarter of 2020, compared with $100 million for the second quarter of 2019. Net income for the second quarter of 2020 included $2 million of after-tax merger-related expenses. On a guidance basis, second quarter 2020 net income was $89 million, compared with $100 million for the second quarter of 2019. Results for the second quarter of 2020 benefited primarily from customer growth and lower operations and maintenance expense. These benefits were more than offset by lower commercial and industrial usage, primarily due to the effects of COVID-19, increased depreciation and amortization and other taxes expense, lower equity return, primarily due to the annual true-up of transition charges, and lower net revenues as a result of the most recent Houston Electric rate case.

Indiana Electric – Integrated

The Indiana electric - integrated segment reported net income of $19 million for the second quarter of 2020, compared with $16 million for the second quarter of 2019. Results for the second quarter of 2020 benefited primarily from lower operations and maintenance expense, partially offset by lower usage, primarily due to the effects of COVID-19.

Natural Gas Distribution

The natural gas distribution segment reported net income of $33 million for the second quarter of 2020, compared with $23 million for the second quarter of 2019. Net income for the second quarter of 2020 includes $2 million of after-tax merger-related expenses and severance costs. On a guidance basis, second quarter 2020 net income was $35 million, compared with $23 million for the second quarter of 2019. Results for the second quarter of 2020 benefited primarily from rate relief, lower operations and maintenance expense and customer growth. These increases were partially offset by lower usage and miscellaneous fee revenues due to the effects of COVID-19 and increased depreciation and amortization and other taxes expense.

Midstream Investments

The midstream investments segment reported net income of $24 million for the second quarter of 2020, compared with $50 million for the second quarter of 2019. For further detail, please refer to Enable's investor materials provided during its second quarter 2020 earnings call on August 5, 2020.

Corporate and Other

The corporate and other segment reported a net loss of $28 million for the second quarter of 2020, compared with a net loss of $38 million for the second quarter of 2019. The net loss for the second quarter of 2020 included $5 million of after-tax merger-related expenses and severance costs. The net loss for the second quarter of 2019 included $27 million of after-tax merger-related expenses.

Discontinued Operations - Energy Services and Infrastructure Services

Discontinued operations reported a net loss of $30 million for the second quarter of 2020, compared with net income of $44 million for the second quarter of 2019. Results related to discontinued operations are excluded from the company's guidance basis results.

Earnings Outlook

To provide greater transparency on utility earnings, 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range.

•	Reiterate 2020 guidance basis Utility EPS range of $1.10 - $1.20

•	2020 - 2024 target of 5 - 7% compound annual guidance basis Utility EPS growth, using the 2020 range of $1.10 - $1.20 as the starting EPS, assuming the COVID-19 scenario range described below

•	2020 Midstream Investments EPS expected range is $0.15 - $0.18

Utility EPS Guidance Range

•
Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution segments, as well as after tax operating income from the Corporate and Other segment.

•
The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings, anticipated cost savings as a result of the merger and reflects dilution and earnings as if the Series C preferred stock were issued as common stock. In addition, the Utility EPS guidance range incorporates a COVID-19 scenario range of $0.10 - $0.15 which assumes reduced demand levels and miscellaneous revenues with the second quarter as the peak and reflects anticipated deferral and recovery of certain incremental expenses, including bad debt. The COVID-19 scenario range also assumes a gradual re-opening of the economy in CenterPoint Energy's service territories, with anticipated reduced demand and lower miscellaneous revenues over the remainder of 2020. To the extent actual recovery deviates from these COVID-19 scenario range assumptions, the 2020 Utility EPS guidance range may not be met and our projected full-year guidance range may change. The Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements, income on Enable preferred units and other items directly attributable to the parent along with the associated income taxes.

•	Utility EPS guidance excludes:

◦	Certain expenses associated with merger integration and Business Review and Evaluation Committee activities

◦	Severance costs

◦	Midstream Investments and allocation of associated corporate overhead

◦	Results related to Infrastructure Services and Energy Services, including costs and impairment resulting from the sale of those businesses

◦	Earnings or losses from the change in value of ZENS and related securities
In providing this 2020 guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider the items noted above and other potential impacts such as any changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

Midstream Investments EPS Expected Range
The 2020 Midstream Investments EPS expected range is $0.15 - $0.18. In providing this EPS range for Midstream Investments, the company assumes a 53.7 percent ownership of Enable's common units and includes the amortization of its basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range reflects dilution and earnings as if CenterPoint Energy's Series C preferred stock were issued as common stock. The

Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated August 5, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

Reconciliation of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to adjusted income and adjusted diluted earnings per share (Non-GAAP)

Quarter Ended
June 30, 2020
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$139	$0.26	$24	$0.04	$(74)	$(0.13)	$(30)	$(0.06)	$59	$0.11

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $8)(4)	—	—	—	—	—	—	25	0.05	25	0.05

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $15)(4)(5)	—	—	—	—	(60)	(0.12)	—	—	(60)	(0.12)
Indexed debt securities (net of taxes of $15)(4)	—	—	—	—	61	0.12	—	—	61	0.12

Impacts associated with the Vectren merger (net of taxes of $1, $1)(4)	3	—	—	—	4	0.01	—	—	7	0.01

Severance costs (net of taxes of $0, $0)(4)	1	—	—	—	1	—	—	—	2	—

Impacts associated with the sales of CES (1) and CIS (2) (net of taxes of $38)(4)	—	—	—	—	—	—	4	0.01	4	0.01

Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	16	0.03	—	—	16	0.03
Impact of increased share count on EPS if issued as common stock	—	(0.01)	—	—	—	—	—	—	—	(0.01)
Total Series C preferred stock impacts	—	(0.01)	—	—	16	0.03	—	—	16	0.02

Consolidated on a guidance basis	143	0.25	24	0.04	(52)	(0.09)	(1)	—	114	0.20

Corporate and Other Allocation	(41)	(0.07)	(9)	(0.01)	52	0.09	(2)	(0.01)	—	—

Exclusion of Discontinued Operations(7)	—	—	—	—	—	—	3	0.01	3	0.01

Consolidated on a guidance basis, with allocation of Corporate and Other	$102	$0.18	$15	$0.03	$—	$—	$—	$—	$117	$0.21

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other segment plus income allocated to preferred shareholders
(7) Results related to discontinued operations are excluded from the company's guidance basis results

Quarter Ended
June 30, 2019
	Utility Operations		Midstream Investments		Corporate and Other (6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)	Dollars in millions	Diluted EPS (3)
Consolidated income (loss) available to common shareholders and diluted EPS	$139	$0.28	$50	$0.10	$(68)	$(0.14)	$44	$0.09	$165	$0.33

Timing effects impacting CES (1):
Mark-to-market (gains) losses (net of taxes of $7)(4)	—	—	—	—	—	—	(23)	(0.05)	(23)	(0.05)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $14)(4)(5)	—	—	—	—	(50)	(0.10)	—	—	(50)	(0.10)
Indexed debt securities (net of taxes of $15) (4)	—	—	—	—	53	0.11	—	—	53	0.11

Consolidated on a guidance basis	139	0.28	50	0.10	(65)	(0.13)	21	0.04	145	0.29

Impacts associated with the Vectren merger (net of taxes of $8, $2)(4)	—	—	—	—	27	0.05	5	0.01	32	0.06

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger	139	0.28	50	0.10	(38)	(0.08)	26	0.05	177	0.35

Corporate and Other Allocation	(22)	(0.05)	(6)	(0.01)	38	0.08	(10)	(0.02)	—	—

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and with allocation of Corporate and Other	$117	$0.23	$44	$0.09	$—	$—	$16	$0.03	$177	$0.35

(1) Energy Services segment
(2) Infrastructure Services segment
(3) Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(4) Taxes are computed based on the impact removing such item would have on tax expense
(5) Comprised of common stock of AT&T Inc. and Charter Communications, Inc.
(6) Corporate and Other segment plus income allocated to preferred shareholders

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, August 6, 2020, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of June 30, 2020, the company owned approximately $32 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding capital investments, future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, impact of COVID-19, including with respect to regulatory actions and the COVID-19 scenario range discussed in this news release, the Business Review and Evaluation Committee activities and any outcome of its review process, value creation and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable's ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy's interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable's customers and competitors, including drilling, production and capital spending decisions of third parties and the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable's interstate pipelines and its commodity risk management activities; (C) economic effects of the recent actions of Saudi Arabia,  Russia and other oil-producing countries, which have resulted in a substantial decrease in oil and natural gas prices and the combined impact of these events and COVID-19 on commodity prices; (D) the demand for crude oil, natural gas, NGLs and transportation and storage services; (E) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (F) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (G) the timing of payments from Enable's customers under existing contracts, including minimum volume commitment payments; (H) changes in tax status; and (I) access to debt and equity capital; (2) CenterPoint Energy's expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) the recording of impairment charges; (4) industrial, commercial and residential growth in CenterPoint Energy's service territories and changes in market demand, including the demand for CenterPoint Energy's non-utility products and services and effects of energy efficiency measures and demographic patterns; (5) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (6) future economic conditions in regional and national markets and their effect on sales, prices and costs; (7) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (8) the COVID-19 pandemic and its effect on CenterPoint Energy’s and Enable’s operations, business and financial condition, the industries and communities they serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto; (9) volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic; (10) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy's and Enable's businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (11) tax legislation, including the effects of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes but is not limited to any potential changes to tax rates, tax credits and/or interest deductibility) and uncertainties involving state commissions' and local municipalities' regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy's rates; (12) CenterPoint Energy's ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (13) actions by credit rating agencies, including any potential downgrades to credit ratings; (14) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates; (15) the availability and prices of raw materials and services and changes in labor for current and future construction projects and operations and maintenance costs, including CenterPoint Energy's ability to control such costs; (16) local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals (CCR) that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (17) the impact of unplanned facility outages or other closures; (18) any direct or indirect effects on CenterPoint Energy's or Enable's facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy's businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (19) CenterPoint Energy's ability to invest planned capital and the timely recovery of CenterPoint Energy's investments, including those related to Indiana Electric's Integrated Resource Plan; (20) CenterPoint Energy's ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (21) the sufficiency of CenterPoint Energy's insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (22) the investment performance of CenterPoint Energy's pension and postretirement benefit plans; (23) changes in interest rates and their impact on CenterPoint Energy's costs of borrowing and the valuation of its pension benefit obligation; (24) commercial bank and financial market conditions, CenterPoint Energy's access to capital, the cost of such capital, and the results of CenterPoint Energy's financing and refinancing efforts, including availability of funds in the debt capital markets; (25) changes in rates of inflation; (26) inability of various counterparties to meet their obligations to CenterPoint Energy; (27) non-payment for CenterPoint Energy's services due to financial distress of its customers; (28) the extent and effectiveness of CenterPoint Energy's and Enable's risk management and hedging activities, including but not limited to, financial and weather hedges; (29) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs; (30) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (31) CenterPoint Energy's or Enable's potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (32) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (33) CenterPoint Energy's or Enable's ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (34) the outcome of litigation; (35) the development of new opportunities and the performance of projects undertaken by ESG, including, among other factors, the level of success in bidding contracts and cancellation and/or reductions in the scope of projects by customers, and obligations related to warranties and guarantees; (36) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (37) the impact of alternate energy sources on the demand for natural gas; (38) the timing and outcome of any audits, disputes and other proceedings related to taxes; (39) the effective tax rates; (40) the transition to a replacement for the LIBOR benchmark interest rate; (41) the effect of changes in and application of accounting standards and pronouncements; and (42) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

To provide greater transparency on utility earnings, CenterPoint Energy’s 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range. The 2020 Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution business segments, as well as after tax operating income from the Corporate and Other segment. The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings, anticipated cost savings as a result of the merger and reflects dilution and earnings as if the Series C preferred stock were issued as common stock. In addition, the 2020 Utility EPS guidance range incorporates a COVID-19 scenario range of $0.10 - $0.15 which assumes reduced demand levels and miscellaneous revenues with the second quarter as the peak and reflects anticipated deferral and recovery of certain incremental expenses, including bad debt. The COVID-19 scenario range also assumes a gradual re-opening of the economy in CenterPoint Energy's service territories, with anticipated reduced demand and lower miscellaneous revenues over the remainder of 2020. To the extent actual recovery deviates from these COVID-19 scenario range assumptions, the 2020 Utility EPS guidance range may not be met and our projected full-year guidance range may change. The 2020 Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements, income on Enable preferred units and other items directly attributable to the parent along with the associated income taxes. Utility EPS guidance excludes (a) certain expenses associated with merger integration and Business Review and Evaluation Committee activities, (b) severance costs, (c) Midstream Investments and associated allocation of corporate overhead, (d) results related to Infrastructure Services and Energy Services, including costs and impairment resulting from the sale of those businesses, and (e) earnings or losses from the change in value of ZENS and related securities. In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards, impairments or unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

The 2020 Midstream Investments EPS expected range assumes a 53.7 percent ownership of Enable's common units and includes the amortization of the Company’s basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range reflects dilution and earnings as if the CenterPoint Energy Series C preferred stock were issued as common stock. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated August 5, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Utility revenues	$1,476	$1,565	$3,549	$3,736
Non-utility revenues	99	93	193	151
Total	1,575	1,658	3,742	3,887
Expenses:
Utility natural gas, fuel and purchased power	202	260	811	1,057
Non-utility cost of revenues, including natural gas	69	61	133	108
Operation and maintenance	643	673	1,317	1,421
Depreciation and amortization	297	322	579	622
Taxes other than income taxes	129	113	265	239
Goodwill Impairment	—	—	185	—
Total	1,340	1,429	3,290	3,447
Operating Income	235	229	452	440
Other Income (Expense):
Gain (loss) on marketable securities	75	64	(69)	147
Gain (loss) on indexed debt securities	(76)	(68)	59	(154)
Interest expense and other finance charges	(128)	(134)	(267)	(255)
Interest expense on Securitization Bonds	(7)	(10)	(15)	(22)
Equity in earnings (loss) of unconsolidated affiliates, net	43	74	(1,432)	136
Interest income	1	1	1	13
Interest income from Securitization Bonds	—	1	1	3
Other income, net	21	9	34	15
Total	(71)	(63)	(1,688)	(117)
Income (Loss) from Continuing Operations Before Income Taxes	164	166	(1,236)	323
Income tax expense (benefit)	29	15	(318)	29
Income (Loss) from Continuing Operations	135	151	(918)	294
Income (loss) from Discontinued Operations (net of tax expense of $38, $14, $21 and $22, respectively)	(30)	44	(176)	70
Net Income (Loss)	105	195	(1,094)	364
Income allocated to preferred shareholders	46	30	75	59
Income (Loss) Available to Common Shareholders	$59	$165	$(1,169)	$305

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Million of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Basic earnings (loss) per common share - continuing operations	$0.17	$0.24	$(1.93)	$0.47
Basic earnings (loss) per common share - discontinued operations	(0.06)	0.09	(0.34)	0.14
Basic Earnings (loss) Per Common Share	$0.11	$0.33	$(2.27)	$0.61
Diluted earnings (loss) per common share - continuing operations	$0.17	$0.24	$(1.93)	$0.47
Diluted earnings (loss) per common share - discontinued operations	(0.06)	0.09	(0.34)	0.14
Diluted Earnings Per Common Share	$0.11	$0.33	$(2.27)	$0.61

Dividends Declared per Common Share	$0.1500	$0.2875	$0.4400	$0.2875
Dividends Paid per Common Share	$0.1500	$0.2875	$0.4400	$0.5750
Weighted Average Common Shares Outstanding (in millions):
- Basic	528	502	515	502
- Diluted	531	505	515	504

Net Income (Loss) by Reportable Segment
Houston Electric T&D	$87	$100	$124	$130
Indiana Electric Integrated	19	16	(152)	7
Natural Gas Distribution	33	23	237	143
Midstream Investments	24	50	(1,103)	74
Corporate and Other	(28)	(38)	(24)	(60)
Income (Loss) from Continuing Operations	135	151	(918)	294
Income (loss) from Discontinued Operations, net of tax	(30)	44	(176)	70
Net Income (Loss)	$105	$195	$(1,094)	$364

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Houston Electric T&D
	Three Months Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Utility Revenues:
TDU	$672	$672	—	$1,272	$1,267	—
Bond Companies	48	93	(48)%	86	187	(54)%
Total revenues	720	765	(6)%	1,358	1,454	(7)%
Expenses:
Operation and maintenance, excluding Bond Companies	362	357	(1)%	720	723	—
Depreciation and amortization, excluding Bond Companies	101	94	(7)%	200	187	(7)%
Taxes other than income taxes	64	61	(5)%	128	123	(4)%
Bond Companies	41	84	51%	72	168	57%
Total expenses	568	596	5%	1,120	1,201	7%
Operating Income	152	169	(10)%	238	253	(6)%
Other Income (Expense)
Interest expense and other finance charges	(43)	(42)	(2)%	(84)	(82)	(2)%
Interest expense on Securitization Bonds	(7)	(10)	30%	(15)	(22)	32%
Interest income	—	6	—	1	10	(90)%
Interest income from Securitization Bonds	—	1	—	1	3	(67)%
Other income (expense), net	1	(1)	200%	4	(3)	233%
Income From Continuing Operations Before Income Taxes	103	123	(16)%	145	159	(9)%
Income tax expense	16	23	30%	21	29	28%
Net Income	$87	$100	(13)%	$124	$130	(5)%
Actual GWH Delivered
Residential	8,440	7,985	6%	13,791	13,168	5%
Total	23,160	24,018	(4)%	43,262	43,037	1%
Weather (percentage of 10-year average for service area):
Cooling degree days	103%	103%	—%	113%	101%	12%
Heating degree days	74%	171%	(97)%	68%	93%	(25)%
Number of metered customers - end of period:
Residential	2,275,006	2,217,326	3%	2,275,006	2,217,326	3%
Total	2,567,699	2,506,124	2%	2,567,699	2,506,124	2%

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Indiana Electric Integrated
	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2020	2019	Fav / Unfav	2020	2019 (1)	Fav / Unfav
Utility revenues	$128	$140	(9)%	$257	$223	15%
Utility natural gas, fuel and purchased power	32	40	20%	67	66	(2)%
Utility revenues less Utility natural gas, fuel and purchased power	96	100	(4)%	190	157	21%
Expenses:
Operation and maintenance	38	46	17%	82	94	13%
Depreciation and amortization	26	25	(4)%	51	41	(24)%
Taxes other than income taxes	4	4	—	8	6	(33)%
Goodwill impairment	—	—	—	185	—	—
Total expenses	68	75	9%	326	141	(131)%
Operating Income (Loss)	28	25	12%	(136)	16	(950)%
Other Income (Expense)
Interest expense and other finance charges	(5)	(7)	29%	(11)	(10)	(10)%
Other income, net	1	1	—	3	2	50%
Income (Loss) From Continuing Operations Before Income Taxes	24	19	26%	(144)	8	(1,900)%
Income tax expense	5	3	(67)%	8	1	(700)%
Net Income (Loss)	$19	$16	19%	$(152)	$7	(2,271)%
Actual GWH Delivered
Retail	1,010	1,157	(13)%	2,088	1,861	12%
Wholesale	58	94	(38)%	121	152	(20)%
Total	1,068	1,251	(15)%	2,209	2,013	10%
Number of metered customers - end of period:
Residential	129,761	128,167	1%	129,761	128,167	1%
Total	148,823	147,076	1%	148,823	147,076	1%

(1) Represents February 1, 2019 through June 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Natural Gas Distribution
	Three Months Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019 (1)	Fav/Unfav
Utility revenues	$628	$660	(5)%	$1,934	$2,059	(6)%
Non-utility revenues	13	13	—	25	29	(14)%
Total revenues	641	673	(5)%	1,959	2,088	(6)%
Utility natural gas, fuel and purchased power	170	220	23%	744	991	25%
Non-utility cost of revenues, including natural gas	7	8	13%	13	18	28%
Revenues less Utility natural gas, fuel and purchased power and Non-utility cost of revenue	464	445	4%	1,202	1,079	11%
Expenses:
Operation and maintenance	232	244	5%	499	554	10%
Depreciation and amortization	113	107	(6)%	224	202	(11)%
Taxes other than income taxes	56	46	(22)%	123	106	(16)%
Total expenses	401	397	(1)%	846	862	2%
Operating Income	63	48	31%	356	217	64%
Other Income (Expense)
Interest expense and other finance charges	(29)	(24)	(21)%	(61)	(47)	(30)%
Interest income	2	—	—	3	1	200%
Other expense, net	—	—	—	(2)	(1)	(100)%
Income From Continuing Operations Before Income Taxes	36	24	50%	296	170	74%
Income tax expense	3	1	(200)%	59	27	(119)%
Net Income	$33	$23	43%	$237	$143	66%
Throughput data in BCF
Residential	32	30	7%	139	144	(3)%
Commercial and industrial	87	102	(15)%	233	238	(2)%
Total Throughput	119	132	(10)%	372	382	(3)%
Weather (average for service area)
Percentage of 10-year average:
Heating degree days	121%	93%	28%	90%	101%	(11)%
Number of customers - end of period:
Residential	4,282,921	4,195,222	2%	4,282,921	4,195,222	2%
Commercial and industrial	348,661	347,092	-	348,661	347,092	—
Total	4,631,582	4,542,314	2%	4,631,582	4,542,314	2%

(1) Includes acquired natural gas operations February 1, 2019 through June 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Midstream Investments
	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019	Fav/Unfav
Non-utility revenues	$—	$—	—	$—	$—	—
Taxes other than income taxes	—	—	—	(1)	—	—
Total expenses	—	—	—	(1)	—	—
Operating Income	—	—	—	1	—	—
Other Income (Expense)
Interest expense and other finance charges	(13)	(14)	7%	(27)	(26)	(4)%
Equity in earnings (loss) from Enable, net	43	74	(42)%	(1,432)	136	(1,153)%
Interest income	1	3	(67)%	1	5	(80)%
Income (Loss) From Continuing Operations Before Income Taxes	31	63	(51)%	(1,457)	115	(1,367)%
Income tax expense (benefit)	7	13	46%	(354)	41	963%
Net Income (Loss)	$24	$50	(52)%	$(1,103)	$74	(1,591)%

	Corporate and Other
	Three Months Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2020	2019	Fav/Unfav	2020	2019 (1)	Fav/Unfav
Non-utility revenues	$86	$80	8%	$168	$122	38%
Non-utility cost of revenues, including natural gas	62	53	(17)%	120	90	(33)%
Non-utility revenues less Non-utility cost of revenues, including natural gas	24	27	(11)%	48	32	50%
Expenses:
Operation and maintenance	8	22	64%	13	46	72%
Depreciation and amortization	18	14	(29)%	35	28	(25)%
Taxes other than income taxes	5	2	(150)%	7	4	(75)%
Total expenses	31	38	18%	55	78	29%
Operating Loss	(7)	(11)	36%	(7)	(46)	85%
Other Income (Expense)
Gain (loss) on marketable securities	75	64	17%	(69)	147	(147)%
Gain (loss) on indexed debt securities	(76)	(68)	(12)%	59	(154)	138%
Interest expense and other finance charges	(67)	(94)	29%	(163)	(178)	8%
Interest income	27	39	(31)%	75	85	(12)%
Other income, net	18	7	157%	29	17	71%
Loss From Continuing Operations Before Income Taxes	(30)	(63)	52%	(76)	(129)	41%
Income tax benefit	(2)	(25)	(92)%	(52)	(69)	(25)%
Net Loss	$(28)	$(38)	26%	$(24)	$(60)	60%

(1) Includes acquired corporate and other operations February 1, 2019 through June 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Capital Expenditures by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019 (1)
Houston Electric T&D	$232	$248	$514	$483
Indiana Electric Integrated	66	52	114	89
Natural Gas Distribution	312	283	550	449
Corporate and Other	22	26	48	94
Continuing Operations	$632	$609	1,226	1,115
Discontinued Operations	—	25	21	47
Total Capital Expenditures	$632	$634	$1,247	$1,162

(1) Includes capital expenditures of acquired businesses from February 1, 2019 through June 30, 2019 only due to the Merger.

	Interest Expense Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Amortization of Deferred Financing Cost	$8	$7	$15	$14
Capitalization of Interest Cost	(7)	(10)	(13)	(19)
Securitization Bonds Interest Expense	7	10	15	22
Other Interest Expense	127	137	265	260
Total Interest Expense	$135	$144	$282	$277

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$168	$241
Current assets held for sale	—	1,002
Other current assets	2,333	2,694
Total current assets	2,501	3,937

Property, Plant and Equipment, net	21,348	20,624

Other Assets:
Goodwill	4,697	4,882
Regulatory assets	2,149	2,117
Investment in unconsolidated affiliates	855	2,408
Preferred units – unconsolidated affiliate	363	363
Non-current assets held for sale	—	962
Other non-current assets	235	236
Total other assets	8,299	10,968
Total Assets	$32,148	$35,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	$206	$231
Indexed debt	17	19
Current portion of other long-term debt	1,707	618
Current liabilities held for sale	—	455
Other current liabilities	2,379	2,655
Total current liabilities	4,309	3,978

Other Liabilities:
Deferred income taxes, net	3,491	3,928
Regulatory liabilities	3,463	3,474
Non-current liabilities held for sale	—	43
Other non-current liabilities	1,556	1,503
Total other liabilities	8,510	8,948

Long-term Debt:
Securitization bonds	639	746
Other	10,298	13,498
Total long-term debt	10,937	14,244

Shareholders' Equity	8,392	8,359
Total Liabilities and Shareholders' Equity	$32,148	$35,529

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Net income (loss)	$(1,094)	$364
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	595	679
Deferred income taxes	(477)	(21)
Goodwill impairment and loss from classification to held for sale	172	—
Goodwill impairment	185	—
Write-down of natural gas inventory	3	3
Equity in (earnings) losses of unconsolidated affiliates	1,432	(136)
Distributions from unconsolidated affiliates	109	149
Changes in net regulatory assets and liabilities	(80)	(77)
Changes in other assets and liabilities	333	(395)
Other, net	3	8
Net cash provided by operating activities	1,181	574

Net cash used in investing activities	(143)	(7,149)

Net cash provided by (used in) financing activities	(1,115)	2,629

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(77)	(3,946)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	271	4,278

Cash, Cash Equivalents and Restricted Cash at End of Period	$194	$332

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.